Amendment

This amendment (the "Amendment") among Eastern Consolidated Energy, Inc., Kentucky corporation ("ECEI"), and Kentucky Energy Consultants, Inc., a Kentucky corporation ("KECI"), (individually, a "Party"; collectively, the "Parties"), is being executed for the purpose of amending the Agreement dated July 21, 2003, among ECEI, and KECI.

                                    Premises

     Whereas, the above parties believe it is in the best interests of their respective shareholders to further amend the July 21, 2005 Agreement which was previously amended on February 1, 2005;

     Whereas, the parties have negotiated alternative coal sales and marketing fees

     Whereas, all parties have agreed to provide the necessary written consent to further amend the coal sales and marketing fees language currently contained in the amendment entered into on January 18, 2005 which was an amendment to the July 21, 2003 Agreement in consideration of the execution of this Amendment;

     Now, therefore, the parties agree as follows.

                                    Amendment

     1. The Coal Sales and Marketing Fees language as described in the January 18, 2005 Amendment which reads as follows:

          Effective February 1, 2005, the fees and commissions to be paid to KECI for its services by ECEI will be two and one half percent (2 1/2%) of the gross sales price received by ECEI for any and all coal sold by ECEI on purchase orders and/or contracts on either the spot or contract arrangements. Payments made by ECEI to KECI will be made within three days from the time ECEI receives payment from coal purchaser.

          Shall be further amended to read as follows:

          Effective February 1, 2005, the fees and commissions to be paid to KECI for its services by ECEI will be two and one half percent (2 1/2%) of the gross sales price received by ECEI for any and all coal sold by ECEI on purchase orders and/or contracts on either the spot or contract arrangements. Payments made by ECEI to KECI will be made within three days from the time ECEI receives payment from coal purchaser. However, Kentucky Energy Consultants, Inc. (KECI) agrees to forfeit its coal sales commission of 2.5% of gross revenues less trucking cost until such time as the Company reaches $20 million in aggregate EBITDA production.


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     3.   The balance of the Agreement, dated July 21, 2003 shall remain as is.

     4. Each Party hereby represents and warrants that it has all requisite corporate power and authority to enter into this Amendment and to consummate the transactions contemplated by this Amendment. The execution and delivery of this Amendment and the consummation of the transactions contemplated by this Amendment have been duly authorized by all necessary corporate action on the part of each Party. This Amendment constitutes the legal, valid and binding obligation of the Parties, enforceable against each other in accordance with its terms. The execution and delivery of this Amendment does not, and the consummation of the transactions contemplated by this Amendment and compliance with the provisions of this Amendment will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien upon any of the assets to be transferred by any party under, (i) the articles of incorporation or by-laws, (ii) any loan or credit amendment, note, bond, mortgage, indenture, lease or other amendment, instrument, permit, concession, license or similar authorization applicable to any of the parties or their subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Parties or any of their subsidiaries or their respective properties or assets.



     IN WITNESS WHEREOF, ECEI and KECI have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of December __, 2005.



Kentucky Energy Consultants Inc.              Eastern Consolidated Energy, Inc.


By: /s/ Jeff Miller, VP & Sec.                By: /s/ David Guthrie
------------------------------                ------------------------
Name:    Jeff Miller                          Name:  David Guthrie
Title:   Vice President & Secretary           Title:    President